As filed with the Securities and Exchange Commission on November 5, 2007
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRIMBLE NAVIGATION LIMITED
(Exact name of registrant as specified in its charter)

California	94-2802192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

935 Stewart Drive
Sunnyvale, California 94085
(408) 481-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Irwin L. Kwatek
Vice President, General Counsel
Trimble Navigation Limited
935 Stewart Drive
Sunnyvale, California 94085
(408) 481-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas J. Ivey, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Palo Alto, California 94301
(650) 470-4500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value (3)	44,742	$ 41.29	$ 1,847,397	$ 56.72

(1)   The shares of common stock set forth in the calculation of registration fee table, and which may be offered pursuant to this registration statement, include, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the registrant's common stock that may become issuable as a result of any stock splits, stock dividends or similar event.

(2)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low price reported by the Nasdaq Global Select Market for the common stock on October 31, 2007, which was approximately $41.29 per share.

(3)    Includes rights (“Rights”) to purchase shares of the Registrant’s Series A Participating Preferred Stock, issuable pursuant to that certain Rights Agreement between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated February 18, 1999, as amended September 10, 2004. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

Prospectus

Trimble Navigation Limited

44,742 Shares

Common Stock

This prospectus relates to 44,742 shares of our common stock, no par value, which may be sold from time to time by the selling shareholder named herein, or its transferees, pledges, donees or successors.

The shares are being registered to permit the selling shareholder to sell the shares from time to time in the public market.  The shareholder may sell the common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section beginning on page 3, “Plan of Distribution.”  We cannot assure you that the selling shareholder will sell all or any portion of the common stock offered hereby.  We will not receive any of the proceeds from this offering, although we have paid the expenses of preparing this prospectus and the related registration statement.

Shares of our common stock are quoted on the Nasdaq Global Select Market under the symbol “TRMB.”  The last reported sale price of the common stock on October 31, 2007, was $ 41.70 per share.

We are a California corporation formed in January 1981.  Our principal executive offices are located at 935 Stewart Drive, Sunnyvale, California, 94085 and our telephone number is (408) 481-8000.

Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 23, 2007 (which document is incorporated by reference herein), as well as other information contained or incorporated by reference in this prospectus or in any supplement hereto before making a decision to invest in our securities. See “Available Information” below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2007.

i

You should rely only on the information incorporated by reference or provided in this prospectus or a prospectus supplement or amendment. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or a prospectus supplement or amendment is accurate as of any date other than the date on the front of the documents.

This prospectus contains forward-looking statements.  These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward looking statements.  In some cases, you can identify forward looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative terms or other comparable terminology.  In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors.”

Although we believe that the expectations in the forward-looking statements contained in this prospectus are reasonable, we cannot guarantee future results, levels of activity and performance achievements. These forward-looking statements are based on our current expectations, and we disclaim any obligation to update these forward-looking statements for subsequent events or to explain why actual results differ. You should not place undue reliance on these forward-looking statements.

ii

PROSPECTUS SUMMARY

This summary highlights material information found in greater detail elsewhere in this prospectus or the documents incorporated by reference herein. Before deciding to invest in our common stock, you should carefully read this entire prospectus, including the matters discussed in “Risk Factors,” which we describe in our most recent Annual Report on Form 10-K filed with the SEC on February 23, 2007, and in other documents that we subsequently file with the SEC.

Our Company

Trimble Navigation Limited, a California corporation (“Trimble” or “the Company” or “we” or “our” or “us”), provides advanced positioning product solutions, typically to commercial and government users. The principle applications served include surveying, agriculture, machine guidance, construction alignment, asset and fleet management, and telecommunications infrastructure. Our products provide benefits that can include lower operational costs, and higher productivity. Examples of products include systems that guide agricultural and construction equipment, surveying instruments, systems that track fleets of vehicles, and data collection systems that enable the management of large amounts of geo-referenced information. In addition, we also manufacture components for in-vehicle navigation and telematics systems, and timing modules used in the synchronization of wireless networks.

Trimble products often combine knowledge of location or position together with a wireless link to provide a solution for a specific application. Position is provided through a number of technologies including the Global Positioning System (GPS) and systems that use laser or optical technologies to establish position. Wireless communication techniques include both public networks, such as cellular, and private networks, such as business band radio. Our products are augmented by our software; this includes embedded firmware that enables the positioning solution and applications software that allows the customer to make use of the positioning information.

We design and market our own products. Our manufacturing strategy includes a combination of in-house assembly and third party subcontractors. Our global operations include major development, manufacturing or logistics operations in the United States, Sweden, Germany, New Zealand, France, Canada, the Netherlands, and India. Products are sold through dealers, representatives, joint ventures, and other channels throughout the world. These channels are supported by our sales offices located in more than 15 countries.

Corporate Information

We began operations in 1978 and incorporated in California in 1981. Our common stock has been publicly traded on NASDAQ since 1990 under the symbol TRMB. Our principal executive offices are located at 935 Stewart Drive, Sunnyvale, California, 94085 and our telephone number is (408) 481-8000.

RISK FACTORS

You should consider, among other things, the matters discussed under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K filed with the SEC on February 23, 2007, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus.

Item 4.    Use of Proceeds

The selling shareholder will receive all of the proceeds from the shares to be sold in this offering.

Item 7.    Selling Shareholder

This prospectus covers the resale of shares of our common stock issuable to a former security holder of Applanix Corporation, a Canadian corporation (“Applanix”), in connection with our acquisition of Applanix on July 7, 2003.  At the time of the acquisition, we issued shares of our stock to former shareholders of Applanix pursuant to a share and debenture purchase agreement dated June 20, 2003 and to former option holders of Applanix pursuant to option holder agreements.  Additionally, certain of the former shareholders of Applanix received non-voting shares of the stock of Trimble Exchangeco Limited, a wholly-owned Canadian subsidiary (“Trimble Exchangeco”).  We issued, and will issue, additional shares of our common stock to Trimble Exchangeco shareholders upon the exchange of their shares of Trimble Exchangeco or upon the occurrence of certain other events pursuant to an exchange right agreement dated July 7, 2003.  This prospectus covers the resale of the shares of our common stock issuable to a former Applanix security holder upon exchange of its shares of Trimble Exchangeco pursuant to the exchange right agreement.

Unless otherwise described below, to our knowledge, the selling shareholder has not, nor has any of its affiliates, held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.  In addition, based on information provided to us, the selling shareholder is not an affiliate of any broker-dealer, nor did it, at the time of its acquisition of the shares of common stock, have any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares.

The following table contains information as of October 11, 2007, with respect to the selling shareholder and the number of shares of common stock beneficially owned by such selling shareholder that may be offered using this prospectus.

	Number of Shares Beneficially Owned Prior to the Offering		Number of Shares That May Be Sold in the Offering
Name	Number	Percentage

National Polling Trends Limited	105,246	*	44,742

*              Indicates less than 1%.

We prepared this table based on the information supplied to us by the selling shareholder named in the table.

The selling shareholder listed in the table above may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the above table is presented.  Information about the selling shareholder may change over time.  If all registered shares are sold, the selling shareholder will not beneficially own any shares other than the 60,504 shares previously held by such shareholder. The selling shareholder may sell any or all of the shares, subject to federal and state securities laws, but is under no obligation do so.

Because the selling shareholder may offer all or some of its common stock from time to time, we cannot estimate the amount of common stock that will be held by the selling shareholder upon the termination of any particular offering.  See “Plan of Distribution.”

Item 8.    Plan of Distribution

We will not receive any of the proceeds of the sale of the common stock offered by this prospectus.  The selling shareholder and any of its pledgees, assignees and successors-in-interest named in the Registration Statement on Form S-3 may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account, which may include a firm commitment or best efforts underwritten offering;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.  The selling shareholder may pledge its shares to its broker under the margin provisions of a customer agreement.  If the selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all expenses incident to the registration of the shares for resale by the former security holders of Applanix, other than fees and expenses, if any, of counsel or other advisers.  We have agreed to indemnify and hold harmless the former security holders of Applanix against certain losses including liabilities under the Securities Act, and the former security holders of Applanix have agreed to indemnify us against certain losses including liabilities under the Securities Act.

Item 10.  Interests Of Named Experts And Counsel

Ernst & Young, LLP

The consolidated financial statements of Trimble Navigation Limited appearing in Trimble Navigation Limited's Annual Report (Form 10-K) for the year ended December 29. 2006 (including the schedule appearing therein), and Trimble Navigation Limited management's assessment of the effectiveness of internal control over financial reporting as of December 29, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Skadden, Arps, Slate, Meagher & Flom LLP

The validity of the issuance of our common stock offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California.

Item 11.  Material Changes

All material changes to our business have been disclosed in Reports on Form 10-Q, Form 8-K and Form 8-K/A as filed with the SEC and as described in Item 12, Information Incorporated by Reference.

Item 12.  Information Incorporated by Reference

The SEC allows us to incorporate by reference into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for the purposes of the Exchange Act) and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the shares of common stock that are part of this offering.  The documents we are incorporating by reference are as follows:

•	Our Annual Report on Form 10-K for the fiscal year ended December 29, 2006, as filed with the SEC on February 23, 2007;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2007, as filed with the SEC on May 9, 2007;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2007, as filed with the SEC on August 7, 2007;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2007, as filed with the SEC on November 5, 2007;

•	Our Current Reports on Form 8-K as filed with the SEC on January 25, 2007, January 30, 2007, February 23, 2007, April 30, 2007 (Form 8-K/A), May 22, 2007 and July 24, 2007;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on June 15, 1990, and any amendment or report filed for the purpose of updating such description; and

•	The description of certain dividend rights on our common stock contained in our Registration Statement on Form 8-A filed on February 18, 1999.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning our investor relations department at the following address and telephone number:  Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085, (408) 481-8000.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, we file annual, quarterly and special reports, proxy statements, and other information with the SEC.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses, other than any underwriting discount and commissions, in connection with the issuance and distribution of the securities being registered.  All amounts indicated are estimates (other than the registration fee):

Registration fee	$56.72
Accounting fees and expenses	$10,000
Legal fees and expenses of the registrant	$10,000
Miscellaneous	$0
Total	$20,056.72

Item 15.  Indemnification of Directors and Officers

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act.  Our restated articles of incorporation, as amended, and amended bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code.  In addition, we have entered into indemnification agreements with each of our directors and officers.

Item 16.  Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title
4.1	Specimen copy of certificate for shares of Common Stock of the Company. (1)
4.2	Preferred Shares Rights Agreement dated as of February 18, 1999. (2)
4.3	Agreement of Substitution and Amendment of Preferred Shares Rights Agreement dated September 10, 2004. (3)
4.4	Form of Warrant dated April 12, 2002. (4)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see page II-4 of this registration statement).

(1)	Incorporated by reference to exhibit number 4.1 to the registrant's Registration Statement on Form S-1, as amended (File No. 33-35333), which became effective July 19, 1990.
(2)	Incorporated by reference to exhibit number 1 to the registrant's Registration Statement on Form 8-A, which was filed on February 18, 1999.
(3)	Incorporated by reference to exhibit number 4.3 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.
(4)	Incorporated by reference to exhibit number 4.1 to the registrant’s Registration Statement on Form S-3 filed on April 19, 2002.

Item 17.  Undertakings

1.           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

 (iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)         Each prospectus filed by the Registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.           The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on November 5, 2007.

TRIMBLE NAVIGATION LIMITED

By:	/s/ Steven W. Berglund
Steven W. Berglund
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven W. Berglund and Irwin L. Kwatek, jointly and severally, as each of their true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Name	Title	Date
/s/ Steven W. Berglund Steven W. Berglund	President, Chief Executive Officer and Director	November 5, 2007
/s/ Rajat Bahri Rajat Bahri	Chief Financial Officer, Principal Financial Officer	November 5, 2007
/s/ Julie Shepard Julie Shepard	Vice President of Finance, Principal Accounting Officer	November 5, 2007
/s/ John B. Goodrich John B. Goodrich	Director	November 5, 2007
/s/ William Hart William Hart	Director	November 5, 2007
/s/ Ulf J. Johansson Ulf J. Johansson	Director	November 5, 2007
/s/ Bradford W. Parkinson Bradford W. Parkinson	Director	November 5, 2007
/s/ Nickolas W. Vande Steeg Nickolas W. Vande Steeg	Director	November 5, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title
4.1	Specimen copy of certificate for shares of Common Stock of the Company. (1)
4.2	Preferred Shares Rights Agreement dated as of February 18, 1999. (2)
4.3	Agreement of Substitution and Amendment of Preferred Shares Rights Agreement dated September 10, 2004. (3)
4.4	Form of Warrant dated April 12, 2002. (4)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see page II-4 of this registration statement).

(1)	Incorporated by reference to exhibit number 4.1 to the registrant's Registration Statement on Form S-1, as amended (File No. 33-35333), which became effective July 19, 1990.
(2)	Incorporated by reference to exhibit number 1 to the registrant's Registration Statement on Form 8-A, which was filed on February 18, 1999.
(3)	Incorporated by reference to exhibit number 4.3 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.
(4)	Incorporated by reference to exhibit number 4.1 to the registrant’s Registration Statement on Form S-3 filed on April 19, 2002.